                                                                     EXHIBIT 4.3


The Company has issued notes substantially in the form attached hereto to each of the following individuals and entities, obligating the Company to pay such individuals and entities the amounts set forth opposite their names below:


Jerry L. Suits, as Trustee of the Jerry L. Suits Revocable Trust:   $2,726,500

Jeanne G. Dillingham, Dana Hutton, Leslie D. Ballew and E. Gay Dillingham, as Trustees of the Tom B. Dillingham Revocable Trust: $1,596,950

Peter C. Dillingham, as Trustee of the Peter C. Dillingham Revocable Trust:
$545,300

E. Gay Dillingham: $506,350

Leslie D. Ballew: $506,350

Jeanne G. Dillingham, as Trustee of the Brady S. Dillingham Trust: $506,350

Dana Hutton: $506,350

Jeanne G. Dillingham: $467,400

Dan L. Dillingham, as Trustee of the Dan L. Dillingham Revocable Trust:
$428,450





                                  Page  1 of 14
Initials _______________

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.


                                PROMISSORY NOTE


$                               Houston, Texas                    July 31, 1998


         FOR VALUE RECEIVED, the undersigned, UTI Energy Corp., a Delaware corporation ("Maker"), hereby promises to pay to the order of ______ (collectively, the "Payee"), at _______ (the "Maturity Date"), in lawful money of the United States of America, the principal amount of ________ ($_________), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), via company check, at said address, at a rate per annum equal to seven percent (7%).

         The outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date (or, if not a Business Day, the first Business Day thereafter). Accrued and unpaid interest on the outstanding principal amount shall be paid quarterly on March 31, June 30, September 30 and December 31 of each year until the Maturity Date, beginning on September 30, 1998 (or, if any such day is not a Business Day, the first Business Day thereafter). In the event the Average Trading Value (defined below) on any date of Maker's common stock, $.001 par value ("Common Stock"), is greater than $30.00 per share (a "Partial Prepayment Event"), then Maker will, after such Partial Prepayment Event and within 90 days following written notice from Payee of such Prepayment Event, prepay by depositing into an escrow account to be governed by the Escrow Agreement (defined below) the amount of outstanding principal that is equal to $3,500,000.00 less the amount of any Indemnification Claims (defined below) (whether or not previously set-off against the principal of this Note or whether or not finally determined).

         "Average Trading Value" means the average Per Share Market Value of the Common Stock for the 30 consecutive trading days immediately preceding (and excluding) the relevant date.

         "Business Day" means any day on which banks are open for general banking business in the State of Texas, other than on Saturday, Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close.

         "Debt/Total Assets Ratio" means the ratio of (i) Total Debt to (2) Total Assets.

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
         "Escrow Agreement" means the Escrow Agreement in the form attached hereto as Annex A with such changes to the terms thereto as the escrow agent thereunder shall reasonably request, among Maker, Payee and an escrow agent selected by Maker and reasonably satisfactory to Payee.

         "Indemnification Claims" means claims for Damages (as defined in the Merger Agreement) incurred or suffered by UTI Indemnified Parties (as defined in Section 13.1 of the Merger Agreement).

         "Merger Agreement" means the Agreement and Plan of Merger among Maker, a wholly-owned subsidiary of Maker, Payee and SUITS Enterprises, Inc., an Oklahoma corporation, dated of even date herewith.

         "Per Share Market Value" means on any particular date (a) the closing sales price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock is listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any exchange, the average of the high and low sales price per share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or, if there is no sales price, the last quoted sales price on the date nearest preceding such date.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate or similar entity.

         "Total Assets" shall mean the amount of all assets that in accordance with generally accepted accounting principles applied on a consistent basis would be included in the asset side of a balance sheet.

         "Total Debt" shall mean the amount of all outstanding obligations for borrowed funds that in accordance with generally accepted accounting principles applied on a consistent basis would be included in determining total liabilities as shown on the liability side of a balance sheet.

         Maker shall have the right and privilege of prepaying this Note, in whole or in part, at any time or from time to time without premium or penalty or notice to the holder hereof. All amounts prepaid shall be applied first to earned, accrued and unpaid interest and the balance, if any, shall be applied to the payment of principal.

         If any one of the following events shall occur and be continuing (an "Event of Default"):

                 (a) Maker shall fail to pay timely when due, the principal of, or accrued unpaid interest on, this Note and such principal or interest shall remain unpaid after five business days after written notice is received by Maker from Payee; provided, however, that the interest rate on this Note during the period beginning on the date such principal or interest is due and the date such principal or interest is paid shall increase from 7% to 8% per annum;

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
                 (b) default shall be made in the due observance or performance of, compliance with, any of the covenants or agreements contained herein, which default shall remain uncured for 30 business days after written notice thereof from Payee is received by Maker;

                 (c) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or of all or a substantial part of its property, (ii) generally fail to pay its debts as they come due in the ordinary course of business, or
         (iii) commence, or file an answer admitting the material allegations of or consenting to, or default in a petition filed against it in, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered with respect to it under the federal Bankruptcy Code, 11 U.S.C. Section 101 et. seq., or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or the similar relief with respect to it or its debt;

                 (d) a receiver, conservator, liquidator, custodian or trustee of Maker or any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Maker obtains an order for relief under the federal Bankruptcy Code, 11 U.S.C. Section 101 et. seq.; or any of the property of Maker is sequestered by court order; or a petition is filed or a proceeding is commenced against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, which remains unstayed and in effect for 60 consecutive days;

                 (e) the Debt/Total Assets Ratio of Maker, or, in the event Maker is a wholly-owned subsidiary of a public company (the "Surviving Parent"), of the Surviving Parent, shall be greater than 60%; or

                 (f) an Event of Default shall occur with respect to any other Note (as defined in the Merger Agreement) issued on the date hereof,

then Payee, at its option, may declare the unpaid principal portion of this Note to be forthwith due and payable, whereupon such portion of this Note and all accrued, earned and unpaid interest shall become immediately due and payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker, or any other person liable hereon or with respect hereto, all of which are hereby expressly waived by Maker and each other person liable hereon or with respect hereto, anything contained herein or in any other documents or instruments to the contrary notwithstanding. With respect to any unpaid principal portion of this Note that becomes immediately due and payable due to an Event of Default pursuant to section (e) above, payment of such unpaid principal amount shall be made to an escrow account to be governed by the Escrow Agreement.

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
         As provided in Article 13 of the Merger Agreement, Maker shall have the right to set-off and apply and reduce against its obligations hereunder (first against interest and then against principal) any amounts owing by Payee to Maker as a result of Payee's obligations with regard to Indemnification Claims under the Merger Agreement. Maker shall (except to the extent prohibited by applicable law) give written notice to Payee (at the address set forth above or at such other address provided to Maker in writing) following any exercise of such set-off, including the amount owed Maker by Payee under
Article 13 of the Merger Agreement that Maker desires to set-off against principal or interest owed by Maker hereunder (the "Proposed Set-Off Amount"); provided, however, the failure to give such notice shall in no manner affect the right of Maker in respect to set-offs and corresponding applications of funds. During the period beginning when Maker notifies Payee of a set-off claim for Indemnification Claims and the date the claim is resolved, interest shall not accrue on the principal amount of this Note equal to the amount of the Proposed Set-Off Amount; provided further, however, that if such claim is ultimately resolved for an amount less than the Proposed Set-Off Amount (the difference between such amount and the Proposed Set-Off Amount referred to herein as the "Claim Amount Difference"), Maker shall pay to Payee, at the next interest payment date, the amount of interest (to the extent not already paid) not paid on the Claim Amount Difference prior to the ultimate resolution of such claim. In the event there be any outstanding Indemnification Claims by Maker that has not been resolved as of the Maturity Date of the principal payment on this Note, Maker shall be entitled to defer payment of such principal in than the amount that Maker believes Payee will be required to indemnify Maker. Any amounts deposited into an escrow account to governed by the Escrow Agreement shall continue to be subject to Maker's right of set-off described herein.

         Maker's obligation to pay principal and interest on this Notes Receivable shall terminate immediately in the event that the Notes Receivable (as defined in the Merger Agreement) are not repaid in full within five business days of the date hereof.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America. This Note has been delivered and accepted and is payable at Houston, Texas. Notices to Maker hereunder shall be delivered to the notice addresses for Maker set forth in the Merger Agreement or such other address provided by Maker in writing to Payee. This Note is not assignable by Payee without the prior written consent of Maker, except that, if Payee is a trust or estate, Payee may assign its rights hereunder to its beneficiaries provided that such beneficiaries assume in writing (in a form reasonably satisfactory to Maker) all of Payee's obligations under the Merger Agreement.

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
         EXECUTED AND EFFECTIVE as of the day and year first above written.

                                     MAKER:

                                     UTI ENERGY CORP.


                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                           ----------------------------------

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
EXHIBIT A

                                ESCROW AGREEMENT

This Escrow Agreement, dated as of ____________, 199_ (the "Closing Date"), among UTI Energy Corp., a Delaware corporation ("Buyer"), ___________, ("Sellers"), and ___________, a ___________], as escrow agent ("Escrow
Agent").

This is the Escrow Agreement referred to in the Notes dated July 31, 1998, payable by Buyer to Sellers, which Notes were issued pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated July 31, 1998 (the "Purchase Agreement"), among Buyer, a wholly-owned subsidiary of Buyer, SUITS Enterprises, Inc., an Oklahoma corporation ("SUITS"), and the shareholders of SUITS signatory thereto. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties hereto, intending to be legally bound, hereby agree as follows:

1. ESTABLISHMENT OF ESCROW

(a) Pursuant to the terms of the Notes, Buyer is depositing with Escrow Agent, an amount equal to $_________ (representing the principal and unpaid interest on the Notes on the date hereof) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts paid pursuant to Section 3, amounts withdrawn under Section 5(j), or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2. INVESTMENT OF FUNDS

The Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.CLAIMS

From time to time in accordance with the terms of the Purchase Agreement, Buyer may give notice (a "Notice") to Sellers of an Indemnity Claim. Such notice also shall be contemporaneously provided to the Escrow Agent. Indemnity Claims shall be paid by the Escrow Agent to Buyer upon joint

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
written instructions from Buyer and Sellers or upon the order of a court of competent jurisdiction as contemplated by Section 9.

4.TERMINATION OF ESCROW

On July 30, 2002, Escrow Agent shall pay and distribute the amount of the Escrow Fund as of such date to Sellers in the proportions set forth on Annex A hereto, unless (i) any Indemnity Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Indemnity Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Sellers in such proportions) or (ii) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim it may have under the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire amount of the Escrow Fund as of such date shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or an order of a court of competent jurisdiction as contemplated by Section 9.

Notwithstanding the foregoing, in the event Escrow Funds were deposited by Buyer with the Escrow Agent as a result of the Average Trading Value (as defined in the Notes dated July 31, 1998, payable by Buyer to the Sellers) being greater than $30.00 per share (the "Early Release Funds"), then the following shall apply:

(i)if the Early Release Funds were initially deposited prior to July 31, 1999, then (A) Escrow Agent shall, on July 31, 1999, pay and distribute one-half of the Early Release Funds as of such date to Sellers in the proportions set forth on Annex A hereto, unless (a) any Indemnity Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Indemnity Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and one-half of the balance of the Early Release Funds as of such date paid to Sellers in such proportions) or (b) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim it may have under the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire amount of the Early Release Funds as of such date shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or an order of a court of competent jurisdiction as contemplated by
Section 9 and (B) Escrow Agent shall, on July 31, 2000, pay and distribute all of the Early Release Funds as of such date to Sellers in the proportions set forth on Annex A hereto, unless (a) any Indemnity Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Indemnity Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance of the Early Release Funds as of such date paid to Sellers in such proportions) or (b) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim it may have under the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire amount of the Early Release Funds as of such date shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or an order of a court of competent jurisdiction as contemplated by
Section 9;

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
(ii)if the Early Release Funds were initially deposited after July 30, 1999 and prior to July 31, 2000, then (A) Escrow Agent shall immediately pay and distribute one-half of the Early Release Funds as of the date of deposit to Sellers in the proportions set forth on Annex A hereto and (B) Escrow Agent shall, on July 31, 2000, pay and distribute all of the Early Release Funds as of such date to Sellers in the proportions set forth on Annex A hereto, unless
(a) any Indemnity Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Indemnity Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance of the Early Release Funds as of such date paid to Sellers in such proportions) or (b) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim it may have under the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire amount of the Early Release Funds as of such date shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or an order of a court of competent jurisdiction as contemplated by Section 9;

(iii)if the Early Release Funds were initially deposited on or after July 31, 2000, then Escrow Agent shall immediately pay and distribute all of the Early Release Funds as of the date of deposit to Sellers in the proportions set forth on Annex A hereto, unless (A) any Indemnity Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Indemnity Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance of the Early Release Funds as of such date paid to Sellers in such proportions) or (B) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other Indemnity Claim it may have under the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire amount of the Early Release Funds as of such date shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or an order of a court of competent jurisdiction as contemplated by
Section 9;

it being understood and agreed to by the parties hereto that the foregoing provisions of this sentence relating to payment of the Escrow Funds shall apply only to Early Release Funds and not to any other amounts constituting part of the Escrow Fund that was deposited with Escrow Agent. The parties agree that the payment of Indemnity Claims hereunder shall first be applied to Early Release Funds and then to other funds comprising part of the Escrow Fund.

5.DUTIES OF ESCROW AGENT

(a)Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

(b)Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the

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
foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(c)Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to evidence receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto that is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Section 5(b) and this Section 5(e) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g)Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from any action with respect to, any securities or other property deposited hereunder.

(h)Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) and
(ii) the day that is 30 days after the date of delivery of Escrow Agent's written notice of resignation to the other parties hereto. If at the end of such 30-day period Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility thereafter shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor

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
Escrow Agent or a joint written disposition instruction by the other parties hereto or receipt of a final non-appealable order of a court of competent jurisdiction.

(i)In the event of any disagreement among the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non- appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)Buyer and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $_________ at the time of execution of this Agreement and $_____________ annually thereafter (until this Agreement is terminated) and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Sellers. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, The Depositary Trust Company and the Federal Reserve Book Entry System.

6.LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations of Escrow Agent shall be read into this Agreement. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.OWNERSHIP FOR TAX PURPOSES

Sellers agree that, for purposes of federal and other taxes based on income, the Sellers will be treated as the owner of the Escrow Fund, respectively, and that the Sellers will report all income, if any, that

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
is earned on, or derived from, the Escrow Fund as their income, in the proportions set forth on Annex A hereto, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, (c) three business days following mailing of such notice, consent, waiver or other communication by registered mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                 Sellers:

                          Attention:
                                             ---------------

                          Facsimile No.:
                                             ---------------

                 with a copy to:
                                             ---------------

                          Attention:
                                             ---------------

                          Facsimile No.:
                                             ---------------

                 Buyer:

                          Attention:
                                             ---------------

                          Facsimile No.:
                                             ---------------

                 with a copy to:
                                             ---------------

                          Attention:
                                             ---------------

                          Facsimile No.:
                                             ---------------

                 Escrow Agent:
                                             ---------------

                          Attention:
                                             ---------------

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

                          Facsimile No.:
                                             ---------------

                 with a copy to:
                                             ---------------

                          Attention:
                                             ---------------

                          Facsimile No.:
                                             ---------------

9.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties hereto in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party hereto anywhere in the world.

10.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.      SECTION HEADINGS

         The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.





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13.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer, Sellers and Escrow Agent.

14.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   Buyer:



                                   -----------------------------------


                                   Sellers:


                                   By:
                                      --------------------------------


                                   Escrow Agent:



                                   -----------------------------------




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